The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-181552

Subject to completion and amendment, dated September 16, 2014

Preliminary Prospectus Supplement to the Prospectus dated July 10, 2013
 Royal Bank of Canada

U.S.$[            ] Covered Bonds Due [         ]
unconditionally and irrevocably guaranteed as to payments by
RBC Covered Bond Guarantor Limited Partnership

We will pay interest on the [●] % covered bonds due September [●], 20[●], semi-annually on March [●] and September [●] of each year.  We will make the first interest payment on the covered bonds on March [●], 2015.  The covered bonds will mature on September [●], 20[●].  The covered bonds will be our unsecured obligations and will rank equally with our other unsecured and unsubordinated indebtedness from time to time outstanding.  The covered bonds are unconditionally and irrevocably guaranteed as to payments by RBC Covered Bond Guarantor Limited Partnership as described in the prospectus.  We will issue each covered bond in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Other than as set forth under “Terms and Conditions of the Covered Bonds – Early Redemption for Taxation Reasons” in the prospectus, we may not redeem the covered bonds prior to their maturity.  There is no sinking fund for the covered bonds.

 We are a registered issuer and this Programme is a registered program under Part I.1 of the National Housing Act (Canada) and the Canadian Registered Covered Bond Programs Guide as amended, restated or replaced from time to time (the “Guide”) published by Canada Mortgage and Housing Corporation (“CMHC”), the administrator of the Canadian covered bond legal framework under Part I.1 of the National Housing Act (Canada). The covered bonds will be registered covered bonds under Part I.1 of the National Housing Act (Canada) and the Guide.

 THESE COVERED BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY CMHC NOR HAS CMHC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. THESE COVERED BONDS ARE NOT INSURED OR GUARANTEED BY CMHC OR THE GOVERNMENT OF CANADA OR ANY OTHER AGENCY THEREOF.

Investing in the covered bonds involves a number of risks.  See  “Risk Factors” beginning on page 14 of the accompanying prospectus dated July 10, 2013, “Additional Risk Factors” beginning on page S-6 of this prospectus supplement and “Eligible Loans and Loan Repurchases” and “Housing Price Index Methodology” on page 21 of the August 2014 monthly Investor Report filed under Form 10-D on September 15, 2014.

________________________________________________
NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE COVERED BONDS OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS SUPPLEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Covered Bond	Total
Public offering price (1)	U.S.$[●]	U.S.$[●]
Underwriting commissions	U.S.$[●]	U.S.$[●]
Proceeds, before expenses, to Royal Bank of Canada	U.S.$[●]	U.S.$[●]

_____________

(1)  The price to the public also will include interest accrued on the covered bonds after September [●], 2014, if any.

This prospectus supplement may be used by certain of our affiliates in connection with offers and sales of the covered bonds in market-making transactions.

We will deliver the covered bonds in book-entry form through the facilities of The Depository Trust Company (including through its indirect participants CDS Clearing and Depository Services Inc., Euroclear and Clearstream, Luxembourg) on or about September [●], 2014 against payment in immediately available funds.

The covered bonds will not constitute deposits that are insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.
________________________________________________
Programme Arranger
RBC Capital Markets
Joint Book-Running Managers
RBC Capital Markets	Citigroup	TD Securities
Co-Managers
[●]	[●]	[●]
[●]	[●]	[●]
[●]	[●]	[●]

Prospectus Supplement dated September [  ], 2014.

SUMMARY

This section is meant as a summary and should be read in conjunction with the accompanying prospectus to help you understand the covered bonds.  This prospectus supplement, together with the accompanying prospectus, contains the terms of the covered bonds and supersedes all prior or contemporaneous oral statements as well as any other written materials relating to the covered bonds, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials.  In the event of any inconsistency or conflict between the terms set forth in this prospectus supplement and the accompanying prospectus, the terms contained in this prospectus supplement will control.

An investment in the covered bonds entails significant risks relating to the covered bonds that are not associated with similar investments in a conventional debt security, including those described below.  You should carefully consider, among other things, the matters set forth under the heading “Risk Factors” beginning on page 14 of the accompanying prospectus, “Additional Risk Factors” beginning on page S-6 of this prospectus supplement and “Eligible Loans and Loan Repurchases” and “Housing Price Index Methodology” on page 21 of the August 2014 monthly Investor Report filed under Form 10-D on September 15, 2014.  Before investing in the covered bonds, we urge you to consult your investment, legal, tax, accounting and other advisors.

In this prospectus supplement, unless the context otherwise indicates, the “Bank” means Royal Bank of Canada and “Guarantor LP” means RBC Covered Bond Guarantor Limited Partnership, and “we”, “us” or “our” means the Bank and Guarantor LP collectively. In this prospectus supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings given to such terms in the accompanying prospectus.

Issuer:	Royal Bank of Canada

Guarantor LP:	RBC Covered Bond Guarantor Limited Partnership

U.S. Registrar, Paying Agent, Transfer Agent and Exchange Agent:	The Bank of New York Mellon acting through its offices located at 101 Barclay Street, 4th Floor, New York, NY 10286, USA

Specified Currency: (Condition 1.10)	U.S. dollars (“U.S.$”)

Aggregate Principal Amount:	[U.S.$ ]

Series:	CB17

Issue Price:	[100%] percent of the Aggregate Principal Amount

Specified Denominations: (Condition 1.08 or 1.09)	U.S.$1,000

Calculation Amount:	[U.S.$1,000]

Issue Date:	September [●], 2014

Interest Commencement Date	September [●], 2014

Final Maturity Date:	September [●], 20[●]

Extended Due for Payment Date of Guaranteed Amounts corresponding to the Final Redemption Amount under the covered bond Guarantee:	September [●], 20[●]

Interest Rate Basis:
[●]% Fixed Rate payable semi-annually in arrears from and including the Interest Commencement Date to but excluding the Final Maturity Date

[1 month USD LIBOR +[●] bps per annum Floating Rate payable monthly in arrears and subject to adjustment from and including the Final Maturity Date to but excluding the Extended Due for Payment Date]

Redemption/Payment Basis:	[Redemption at par]

Outstanding Series of Covered Bonds:	Series	Principal Amount	Maturity Date	Coupon Rate
	CB2	€ 1,250,000,000	01/22/2018	4.625%
	CB3	$750,000,000	11/10/2014	3.270%
	CB4	$850,000,000	03/16/2015	3.180%
	CB5	U.S.$1,500,000,000	04/14/2015	3.125%
	CB6	$1,100,000,000	03/30/2018	3.770%
	CB7	CHF 500,000,000	04/21/2021	2.250%
	CB8	U.S.$2,500,000,000	09/19/2017	1.200%
	CB9	U.S.$1,500,000,000	12/04/2015	0.625%
	CB10	U.S.$1,750,000,000	07/22/2016	1.125%
	CB11	€ 2,000,000,000	08/04/2020	1.625%
	CB12	AU$1,250,000,000	08/09/2016	3 month BBSW +0.53%
	CB13	U.S.$2,000,000,000	10/01/2018	2.00%
	CB14	€ 1,500,000,000	10/29/2018	1.250%
	CB15	€ 1,000,000,000	06/19/2019	0.750%

The Issuer intends to issue AU$750,000,000 CB16 floating rate covered bonds due September 23, 2019 under the Programme; however that transaction is not expected to settle until September 23, 2014 and therefore there are no CB16 covered bonds outstanding at the time of this prospectus supplement.

The Cover Pool:
The Cover Bond Portfolio consists of $30,894,769,947 of Loans on properties located in Canada as of August 29, 2014.  See “Summary of Principal Documents – Mortgage Sale Agreement” in the prospectus and Annex A and Annex B of this prospectus supplement.

Status of the Covered Bonds:	Senior

Status of the Guarantee:	Senior secured with recourse limited to the assets of Guarantor LP

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

Fixed Rate Covered Bond Provisions (Condition 5.12)	Applicable

Rate of Interest:	[●] percent per annum payable semi-annually in arrears

Interest Payment Date:	March [●] and September [●] in each year up to and including the Final Maturity Date or Extended Due for Payment Date

Fixed Coupon Amount:	[●] per Calculation Amount

Broken Amount(s):	[●] per Calculation Amount, payable on the Interest Payment Date falling [on/or] [ ]

Day Count Basis:	30/360

Other terms relating to the method of calculating interest for Fixed Rate covered bonds:	Not Applicable

PROVISIONS RELATING TO EXTENDED DUE FOR PAYMENT DATE

Floating Rate Covered Bond Provisions (Condition 5.12)	If applicable, from and including the Final Maturity Date to but excluding the Extended Due for Payment Date

Interest Period(s):
The period from and including each Specified Interest Payment Date, to but excluding the following Specified Interest Payment Date with the first such period being the period from and including the Final Maturity Date to but excluding the first Specified Interest Payment Date

Specified Interest Payment Dates:	The [●] of each month from but excluding the Final Maturity Date to and including the Extended Due for Payment Date

Calculation Agent:	The Bank, acting through its offices located at Riverbank House, 2 Swan Lane, London EC4R 3BF

Business Day Convention:	Modified Following Business Day Convention

Business Day(s):	New York and Toronto

Manner in which the Rate of Interest is to be determined:	Screen Rate Determination

Reference Rate:	[1 month USD LIBOR]

Interest Determination Date(s):	Second London Business Day prior to the start of each Interest Period

Relevant Screen Page:	[Reuters Screen Page LIBOR01]

Relevant Time:	11:00 A.M. (London time)

Reference Banks:	Has the meaning given in the ISDA Definitions

Day Count Basis:	Actual/360

Margin(s):	+[●] bps per annum

PROVISIONS RELATING TO REDEMPTION

Early Redemption Amount	U.S.$1,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE COVERED BONDS

Covered Bond Swap Rate:	[1-month CAD-BA-CDOR plus [●] per cent]

DISTRIBUTION

Dealers:	RBC Capital Markets, LLC, Citigroup Global Markets Inc., TD Securities (USA) LLC, [●], [●], [●], [●], [●], [●], [●], [●], [●], [●], [●], [●], [●]

Additional selling restrictions:	See under “Supplemental Plan of Distribution” in this prospectus supplement.

CUSIP:	[ ]

ISIN:	[ ]

Common Code:	[ ]

Listing:	The covered bonds will not be listed on any securities exchange.

The aggregate principal amount of covered bonds being issued, based on an exchange rate of €1 = US$[●], is:	€[●].

ADDITIONAL RISK FACTORS

Investment in the covered bonds is subject to various risks including those risks inherent in investing in an issuer involved in conducting the business of a diversified financial institution.  Before deciding whether to invest in the covered bonds, you should consider carefully the risks described below and the risks discussed under the heading “Risk Factors” beginning on page 14 of the accompanying prospectus and “Eligible Loans and Loan Repurchases” and “Housing Price Index Methodology” on page 21 of the August 2014 monthly Investor Report filed under Form 10-D on September 15, 2014.

Factors which are material for the purpose of assessing risks relating to the covered bonds

Canadian regulatory guidelines on residential mortgage underwriting practices and procedures could adversely affect the value of the Covered Bond Portfolio

OSFI Guideline B-20—Residential Mortgage Underwriting Practices and Procedures (“Guideline B-20”), sets out OSFI’s expectations for prudent residential mortgage underwriting by federally-regulated financial institutions. Guideline B-20 applies to the Bank in respect of Loans originated and acquired by it, and it establishes principles with respect to implementing and maintaining a Residential Mortgage Underwriting Policy, borrower due diligence, collateral management and appraisal processes and credit and counterparty risk management practices and procedures.

The Bank instituted a Residential Mortgage Underwriting Policy in compliance with Guideline B-20 prior to the end of its fiscal 2013 and as part of complying with Guideline B-20, implemented a document retention policy on October 1, 2012 requiring retention of all income verification documentation for all Loans. For residential mortgage loans originated prior to the implementation of such policy, outside the Mobile Mortgage Specialists channel, there was no requirement to retain such documentation. As a majority of the Loans in the Covered Bond Portfolio were originated prior to the implementation of the documentation retention policy for income verification, the Asset Monitor may not be able to conduct the income verification procedure in connection with the procedures undertaken in performing its responsibilities under Section 7.3.1 of the Guide with respect to such Loans to the extent such Loans were originated outside of the Mobile Mortgage Specialists channel prior to the implementation of such policy.

Guideline B-20 also provides that where a federally-regulated financial institution acquires a residential mortgage loan that has been originated by a third party, such federally regulated financial institution should ensure that the underwriting standards of that third party are consistent with those set out in the Residential Mortgage Underwriting Policy of the federally-regulated financial institution and compliant with Guideline B-20. To the extent that the Bond Trustee realizes upon the security it has on the Loans and Related Security, the Bond Trustee may be limited in its ability to sell such assets to a federally-regulated financial institution if such purchaser determines that such security would not be consistent with its own Residential Mortgage Underwriting Policy, or that it would not be in compliance with Guideline B-20.

DESCRIPTION OF THE COVERED BONDS

In addition to the terms described in the “Summary” section above, the following general terms will apply to the covered bonds.

General

The covered bonds constitute deposit liabilities of the Bank for purposes of the Bank Act (Canada), however the covered bonds will not be insured under the Canada Deposit Insurance Act (Canada).  The covered bonds will rank equally with other deposit liabilities of the Bank and all other unsubordinated and unsecured obligations of the Bank (except as otherwise prescribed by law).

The Bank is a registered issuer and this Programme is a registered program under Part I.1 of the National Housing Act (Canada) and the Guide published by CMHC, the administrator of the Canadian covered bond legal framework under Part I.1 of the of the National Housing Act (Canada). The covered bonds will be registered covered bonds under Part I.1 of the National Housing Act (Canada) and the Guide.

The aggregate principal amount of the covered bonds offered is U.S.$[●].  The covered bonds are issued in denominations of U.S.$1,000, and integral multiples of U.S.$1,000 in excess thereof.  The covered bonds may only be transferred in amounts of U.S.$1,000 and increments of U.S.$1,000 thereafter.

We will pay interest on the covered bonds semi-annually on March [●] and September [●] of each year. We will make the first interest payment on the covered bonds on March [●], 2015.

Guarantee

The covered bonds are unconditionally and irrevocably guaranteed as to payments by the Guarantor LP when such payments are due as described in the accompanying prospectus.  The obligation of the Guarantor LP has been secured by a pledge by the Guarantor LP of the Covered Bond Portfolio in favor of the Bond Trustee pursuant to the terms of the Security Agreement.

Currency

The covered bonds are denominated, and amounts due on the covered bonds will be paid, in U.S. dollars (“U.S.$”).

Form of the Covered Bonds

The covered bonds will be issued only in the form of a global covered bond held by The Depository Trust Company.  See “Ownership and Book-Entry Issuance” in the accompanying prospectus.

No Listing

The covered bonds will not be listed on any securities exchange.

Please note that the information about the issuance, Issue Date, Issue Price, commissions and net proceeds to Royal Bank of Canada relates only to the initial issuance and sale of your covered bonds.  If you have purchased your covered bonds in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Final Maturity Date

The Final Maturity Date is September [●], 20[●].  The Final Maturity Date may be postponed under the Extended Due for Payment Date as further described in Condition 6 – Redemption and Purchase under “Description of the Covered Bonds – Terms and Conditions” in the accompanying prospectus.

Manner of Payment and Delivery

Any payment on the covered bonds at maturity or otherwise will be made to accounts designated by you and approved by us, or at the office of the Bond Trustee.  We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Terms Incorporated in the Global Covered Bond

All of the terms appearing above under “Summary” in this prospectus supplement, together with the Terms and Conditions of the Covered Bonds attached as Schedule 1 of the Trust Deed will be endorsed on the global covered bond that represent the covered bonds and is held by The Depository Trust Company.  See “Description of the Covered Bonds – Terms and Conditions” in the accompanying prospectus.  A number of non-material amendments were made to Schedule 1 of the Trust Deed, which was amended and restated on August 1, 2014 and filed with the Commission under Form 6-K on August 29, 2014.

One of the amendments was the addition of the following new Condition, which was added as Condition 5.06:

“Linear Interpolation

5.06  Where “Linear Interpolation” is specified as applicable in respect of an Interest Period in the applicable Final Terms, the Rate of Interest for such Interest Period shall be calculated by the Issuing and Paying Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Screen Rate Determination is specified as applicable in the applicable Final Terms) or the relevant Floating Rate Option (where ISDA Determination is specified as applicable in the applicable Final Terms), one of which shall be determined as if the Designated Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period and the other of which shall be determined as if the Designated Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period provided however that if there is no rate available for a period of time next shorter or, as the case may be, next longer, then the Issuing and Paying Agent shall determine such rate at such time and by reference to such sources as it determines appropriate.

“Designated Maturity” means, in relation to Screen Rate Determination, the period of time designated in the Reference Rate.”

As a result of this amendment, Conditions 5.06 through 5.12 in the accompanying prospectus under the heading “Terms and Conditions of the Covered Bonds” have been  renumbered as Conditions 5.07through 5.13 in Schedule 1 of the Trust Deed.

DESCRIPTION OF THE COVERED BOND GUARANTEE

As described in the accompanying prospectus at pages 106 - 107, the Covered Bond Guarantee is secured by the pledge of the assets in the Covered Bond Portfolio to the Bond Trustee under the Security Agreement.  Statistical information about the Covered Bond Portfolio is set forth in Annex A.  Historical performance about the Covered Bond Portfolio is set forth in Annex B.

LOAN ORIGINATION AND LENDING CRITERIA

The following sections replace in their entirety the corresponding sections under the heading “Loan Origination and Lending Criteria” in the accompanying prospectus (which corresponding section in the case of “Valuations, Appraisals, Assessments and Credit Strategy” below is the section titled “Valuations, Appraisals and Credit Strategy” in the accompanying prospectus and in the case of “Property Insurance” below is the section titled “Building Insurance” in the accompanying prospectus).

Valuations, Appraisals, Assessments and Credit Strategy

The Bank Act (Canada) currently requires that all residential mortgage loans that have a LTV greater than 80 percent at origination be default insured by a mortgage insurer.  As discussed above, these loans are referred to in this prospectus as “insured mortgage loans” or “insured Loans.”  Mortgage loans that do not have an LTV in excess of 80 percent are referred to as “conventional mortgage loans” or “conventional Loans.”  The LTV ratio for prospective loans cannot exceed 95 percent. Prior to April 2007, the threshold for requiring default insurance was 75 percent.  The new threshold of 80 percent is reflected in the Bank’s current mortgage portfolio.  The LTV is calculated based on the outstanding amount of all loans under the same loan agreement (see “Covered Bond Portfolio – Characteristics of the Loans” in the accompanying prospectus) and the property valuation or risk assessment (as discussed below) at the time of origination or refinance (when new funds are advanced) of the mortgage loan.  For internal analysis, the LTV may be updated based on a more recent property valuation, risk assessment or house price index (which is not required to be the same as the Index).

For all residential mortgage loans that have a LTV ratio of 80 percent or less, the Bank’s mortgage approval policy requires one of the following methods as an acceptable property valuation type:

•      Low ratio property risk assessment – a third-party automated risk assessment system to assess whether the stated value meets the Bank’s predetermined risk parameters;

•      Automated property risk assessment models – third-party computer generated property risk assessment models which are used to assess whether the stated value meets the Bank’s predetermined risk parameters, typically based on land title/sales histories, and municipally-assessed information;

•	Desktop appraisals – a Bank approved appraiser’s opinion of the property without an actual siteinspection of the property;

•	Drive-by appraisals – a Bank approved appraiser’s opinion of the property based on an exteriorinspection of the property; or

•	Full appraisal – a Bank approved appraiser’s opinion of the property based on an exterior andinterior inspection of the property.

The type of property valuation or property risk assessment used may depend on any combination of the following loan characteristics at the time of the application: the location of the property, property value, mortgage loan amount, borrower risk profile, specialty product programs, and the LTV ratio.

The Bank utilizes two credit scoring models: one is based on the Bureau Score, and the second is a proprietary model that evaluates existing Bank clients’ historical loan, credit and deposit performance.  Both models are monitored on a quarterly basis to ensure their continuing functionality and market relevance.

Assessment of Client Capacity

Based on the data provided in the prospective borrower’s application and certain verifications, if required, the Bank determines whether in its view, the applicant’s income will be sufficient to enable such applicant to meet the obligations under the proposed mortgage loan and to pay the other expenses relating to the mortgaged property, including taxes, insurance costs and other fixed obligations.  In general, the Bank requires that the scheduled payments that would be due during the first year of the term of a mortgage loan, plus all taxes due in respect of the mortgaged property during such period and all other scheduled payments due under the borrower’s other debt obligations during such period, must not exceed a specified percentage of the applicant’s gross employment or stated income.  To comply with OSFI Guideline B-20, the Bank implemented a document retention policy on October 1, 2012 requiring retention of all income verification documentation for all Loans.  For residential mortgage loans originated prior to the implementation of such policy, outside the Mobile Mortgage Specialists channel, there was no requirement to retain such documentation. As a majority of the Loans in the Covered Bond Portfolio were originated prior to the implementation of the documentation retention policy for income verification, the Asset Monitor may not be able to conduct the income verification procedure in connection with the procedures undertaken in performing its responsibilities under Section 7.3.1 of the Guide with respect to such Loans to the extent such Loans were originated outside of the Mobile Mortgage Specialists channel prior to the implementation of such policy.

Credit Adjudication and the Risk Management Group

The Bank’s credit adjudication centers process any mortgage loan application where: (i) the principal amount to be borrowed is over the approval authority for branch personnel with lending responsibilities approval authorities; or (ii) there are evident credit issues with the application (e.g. unsatisfactory scoring results from the Bank’s valuation models or total debt servicing ratios that trigger further review in accordance with the Bank’s credit risk policies or non-alignment with product policies). The credit adjudication centers also review all mortgage loan applications originating from Mobile Mortgage Specialists. Credit adjudication centers review more than 70% of the Bank’s mortgage applications.

Large mortgage applications are sent to a specialized adjudication team for credit adjudication.

Suspicious or potentially fraudulent activity is monitored throughout the process. Fraud detection systems are designed to look for inconsistencies in applications and suspicious facts.  Large mortgage applications are sent to the specialized adjudication team for credit adjudication.

Property Insurance

Each Loan contains a requirement that the mortgaged property be covered by property insurance maintained by the Borrower or in the case of a leasehold property under a policy arranged by a relevant landlord or property management company with the Servicer being noted as a loss payee/mortgagee.  The Bank does not require evidence of such insurance to be retained on file, and in the event that the Borrower does not obtain or maintain such insurance, the Bank does not independently maintain separate property insurance for such mortgaged property.

SWAP PROVIDERS

Interest Rate Swap Provider

The Bank, subject to replacement in accordance with the terms of the Interest Rate Swap Agreement.

Covered Bond Swap Provider

The Bank, subject to replacement in accordance with the terms of the Covered Bond Swap Agreement.

CANADIAN TAXATION

The following paragraph supplements the summary of Canadian tax consequences contained in the accompanying prospectus under the caption “Tax Consequences – Canadian Taxation.”

Under certain proposed amendments to the Income Tax Act (Canada) (the “Act”) released on August 29, 2014, interest paid on the covered bonds to a Non-resident Holder (as defined in the prospectus) may be deemed to have been paid as a dividend in certain circumstances where, for purposes of the Act, the Non-resident Holder or a person or partnership that does not deal at arm’s length with the Non-resident Holder (i) has an amount outstanding as or on account of a debt or other obligation to pay an amount (the Other Obligation”) to a particular non-resident person that is, or that does not deal at arm’s length with, a “specified shareholder” of the Bank for purposes of the “thin capitalization rules” in the Act where the Other Obligation meets any of the following conditions (A) recourse in respect of the Other Obligation is limited in whole or in part, either immediately or in the future and either absolutely or contingently, to the covered bonds; (B) the Other Obligation was entered into on condition that the covered bonds were acquired; (C) the covered bonds were acquired on condition that the Other Obligation be entered into, or (D) it can reasonably be concluded that if the Other Obligation did not exist (I) all or a portion of the covered bonds would not be outstanding at that time, or (II) the terms or conditions of the covered bonds would be different, or (ii) has a “specified right” as for purposes of the “thin capitalization rules” in the Act in respect of a particular property that was granted directly or indirectly by a particular non-resident person that is, or that does not deal at arm’s length with, a “specified shareholder” of the Bank for purposes of the “thin capitalization rules” in the Act  and it can reasonably be concluded that if the Non-resident Holder or person or partnership that does not deal at arm’s length with the Non-resident Holder, as the case may be, were not granted any specified right (I) all or a portion of the covered bonds would not be outstanding at that time, or (II) the terms or conditions of the covered bonds would be different.  This summary assumes that a Non-resident Holder and any person or partnership that does not deal at arm‘s length with the Non-resident Holder does not, and will not have, such Other Obligation or specified right.  Any Non-resident Holder to which this summary does not apply should consult its own tax advisor with respect to the tax consequences of acquiring, holding and disposing of covered bonds.

SUPPLEMENTAL PLAN OF DISTRIBUTION

[Royal Bank of Canada has agreed to sell to the Dealers, and the Dealers have severally agreed to purchase from Royal Bank of Canada, the principal amount of the covered bonds specified below, at the price specified, on the cover page of this prospectus supplement.  The Dealers intend to resell each covered bond they purchase at the price to the public set forth on the cover page of this prospectus supplement.  In the future, the Dealers or one of their affiliates, may repurchase and resell the covered bonds in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices.  For more information about the plan of distribution, the Underwriting Agreement and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Dealers Principal Amount

RBC Capital Markets, LLC	U.S.$[●]
Citigroup Global Markets Inc.	U.S.$[●]
TD Securities (USA) LLC	U.S.$[●]
U.S.$[●]
U.S.$[●]
U.S.$[●]
U.S.$[●]
Total	U.S.$[●]

The Dealers have advised the Issuer that the Dealers propose initially to offer the covered bonds to the public at the public offering price on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a commission not in excess of [●]% of the principal amount of the covered bonds. The Dealers may allow, and those dealers may reallow to other dealers, a commission not in excess of [●]% of the principal amount.

After the initial public offering of the covered bonds is completed, the public offering price and commissions may be changed by the Dealers.

In connection with the sale of the covered bonds, the Dealers may engage in:

• over-allotments, in which Dealers selling the covered bonds sell more covered bonds than the Issuer actually sold to the Dealers, creating a Dealer short position;

• stabilizing transactions, in which purchases and sales of the covered bonds may be made by the Dealers at prices that do not exceed a specified maximum in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934; and

• Dealer covering transactions, in which Dealers purchase the covered bonds in the open market after the distribution has been completed in order to cover Dealer short positions.

These stabilizing transactions and Dealer covering transactions may cause the price of the covered bonds to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The Dealers and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, the Dealers and/or their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, trust or investment management transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation.]

We will deliver the covered bonds against payment therefor in New York, New York on September [●], 2014, which is the [fifth] scheduled business day after the trade date.  Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade covered bonds on any date prior to three business days before delivery will be required, by virtue of the fact that the covered bonds will initially settle in [five business days (T + 5)], to specify alternative settlement arrangements to prevent a failed settlement.

Selling Restrictions

General

Other than in the United States, no action has been or will be taken in any country or jurisdiction by the Issuer, the Guarantor LP, the Dealers or the Bond Trustee that would permit a public offering of the covered bonds, or possession or distribution of any offering material in relation thereto, in such country or jurisdiction where action for that purpose is required and such action has not been taken. The Underwriting Agreement provides that each Dealer will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the covered bonds or has in its possession or distributes offering material, in all cases at their own expense.

Public Offer Selling Restriction under the Prospectus Directive

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Dealer has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the covered bonds which are the subject of the offering contemplated by a prospectus and prospectus supplement in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the covered bonds to the public in that Relevant Member State:

(a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Dealer(s) nominated by the Issuer for any such offer;

(c)	at any time if the denomination per covered bond being offered amounts to at least €100,000; or

(d)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the covered bonds referred to in (a) to (d) above shall require the publication by the Issuer or any Dealer(s) of a prospectus pursuant to Article 3 of the Prospectus Directive or supplementary prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the covered bonds to the public” in relation to any covered bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the covered bonds to be offered so as to enable an investor to decide to purchase or subscribe the covered bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

All references in this document to the “European Economic Union” or “EEA” are to the Member States of the European Union together with Iceland, Norway and Liechtenstein.

Selling Restrictions addressing additional United Kingdom Securities Laws

Each Dealer has represented, warranted and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the covered bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Guarantor LP or, in the case of the Issuer, would not, if the Issuer was not an authorized person, apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the covered bonds in, from or otherwise involving the United Kingdom.

Republic of France: Each Dealer has represented and agreed that it has not offered or sold and will not offer or sell, directly or indirectly, covered bonds to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the prospectus or this prospectus supplement or any other offering material relating to the covered bonds and that such offers, sales and distributions have been and will be made in France only to (i) providers of investment services relating to portfolio management for the account of third parties and/or (ii) qualified investors (investisseurs qualifiés), other than individuals, all as defined in, and in accordance with, articles L 411-1, L.411-2 and D.411-1 to D.411-3 of the French Code monétaire et financier.

The prospectus has not been submitted for clearance to the Autorité des Marchés Financiers in France.

Republic of Italy: The offering of the covered bonds has not been registered pursuant to Italian securities legislation and, accordingly, each Dealer has represented and agreed that no covered bonds may be offered, sold or delivered, nor may copies of the prospectus or any other document relating to the covered bonds be distributed in the Republic of Italy, except:

(a)
to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and Article 34-ter, first paragraph, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time (“Regulation No. 11971”); or

(b)	in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Article 34-ter of Regulation No. 11971.

Any offer, sale or delivery of any covered bonds or distribution of copies of the prospectus or any other document relating to any covered bonds in Italy under (i) or (ii) above must be:

(a)
made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Act”); and

(b)
in compliance with Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy; and

(c)	in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or other Italian authority.

Provisions relating to the secondary market in Italy

Please note that in accordance with Article 100-bis of the Financial Services Act, where no exemption from the rules on public offerings applies under (i) and (ii) above, the subsequent distribution of the covered bonds on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Financial Services Act and Regulation No. 11971. Failure to comply with such rules may result in the sale of such covered bonds being declared null and void and in the liability of the intermediary transferring the financial instruments for any damages suffered by the investors.

The Netherlands: Each Dealer has represented and agreed that, any covered bonds will only be offered in The Netherlands to Qualified Investors (as defined in the Prospectus Directive), unless such offer is made in accordance with the Dutch Financial Supervision Act (Wet op het financieel toezicht).

Hong Kong: Each Dealer has represented and agreed that:

(a) it has not offered or sold and will not offer or sell in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document, any covered bonds other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and

(b) it has not issued or had in its possession for the purposes of issue and will not issue or have in its possession for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the covered bonds which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to covered bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore: Each Dealer has represented and agreed that this prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore (the “MAS”). Accordingly, each Dealer has represented, warranted and agreed that it has not offered or sold any covered bonds or caused the covered bonds to be made the subject of an invitation for subscription or purchase and will not offer or sell any covered bonds or cause the covered bonds to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the covered bonds, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the covered bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the covered bonds pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law;

(iv) as specified in Section 276(7) of the SFA; or

(v) as specified in Regulation 32 of the Securities and Futures (Offer of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

NOTICE REGARDING OFFERS IN THE EEA

If and to the extent that this prospectus supplement is communicated in, or the offer of the covered bonds to which it relates is made in, any EEA Member State that has implemented the Prospectus Directive as defined below (a “Relevant Member State”), this prospectus supplement and the offer are only addressed to and directed at persons in that Relevant Member State who are qualified investors within the meaning of the Prospectus Directive (or who are other persons to whom the offer may lawfully be addressed) and must not be acted upon by other persons in that Relevant Member State.

This prospectus supplement is not a prospectus approved under the Prospectus Directive. A prospectus is not required under the Prospectus Directive as this prospectus supplement has been prepared on the basis that any offers of covered bonds in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of the covered bonds. Accordingly, any person making or intending to make any offer in that Relevant Member State of the covered bonds which are the subject of the placement referred to in this prospectus supplement must only do so in circumstances in which no obligation arises for us or the Dealers to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the Dealers have authorized, nor do we or they authorize, the making of any offer of the covered bonds in circumstances in which an obligation arises for us or the Dealers to publish a prospectus supplement or prospectus for such offer.

In this prospectus supplement, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measures in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The covered bonds are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such covered bonds will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Annex A
COVERED BOND PORTFOLIO

The statistical and other information contained herein under the heading “Overall Pool Statistics” has been compiled by reference to the Loans in the Covered Bond Portfolio securing the covered bonds as of August 29, 2014 (the “cut-off date”).  The exchange rate of Canadian dollars into U.S. dollars on the cut-off date used in this prospectus supplement was CDN$1 = US$1.0873.  Columns stating percentage amounts may not add to 100% due to rounding.  The Loans in the Covered Bond Portfolio are selected on the basis of the seller's Eligibility Criteria set forth in the Mortgage Sale Agreement.  The material aspects of such Eligibility Criteria are described under “Summary of Principal Documents – Mortgage Sale Agreement – Eligibility Criteria” in the accompanying prospectus.  One significant indicator of Borrower credit quality is arrears and losses.  The information presented below under “Loss Information” reflects the arrears and losses experience of the Covered Bond Portfolio as at the dates indicated.  Any material change to the Eligibility Criteria, which could lead to arrears and losses deviating from the historical experience presented in the table under “Loss Information”, will be reported by the Guarantor LP on periodic reports filed with the SEC on Form 10-D.  It is not expected that the characteristics of the Covered Bond Portfolio as of the closing date will differ materially from the characteristics of the Covered Bond Portfolio as of the cut-off date.

The Covered Bond Portfolio as at the cut-off date comprised 210,485 Loans having an aggregate current balance of $30,894,769,947.  The Bank originated the Loans in the Covered Bond Portfolio between March 1, 1991 and August 29, 2014.

145,231 Loans in the cut-off date Covered Bond Portfolio (or 66.12% of the aggregate current balance of the Loans as of the cut-off date) were fixed rate Loans.  The remaining 65,254 Loans in the cut-off date Covered Bond Portfolio (or 33.88% of the aggregate current balance of the Loans as of the cut-off date) were standard variable rate Loans and discounted variable rate Loans, as described below.

As of July 28, 2014, approximately 86% of the aggregate Current Balance of the Loans in the Covered Bond Portfolio included waivers of set-off rights on the part of the Borrower.  Pursuant to the Guide, Loans originated, advanced or renewed on or after July 1, 2014 and which do not include such waiver cannot be included in the Asset Coverage Test, Valuation Calculation and, as applicable, Amortization Test. Although as of July 1, 2014, these Loans which do not include such waiver were Eligible Loans, such Loans are not expected to include such waiver following their renewal or extension and so, as they are renewed or extended, they will cease to be Eligible Loans upon such renewal or extension and will not be able to be included in such tests and calculations.  As a result, the Issuer and Guarantor LP intend to remove these Loans and their Related Security from the Covered Bond Portfolio and to add Loans and their Related Security that have a Current Balance equal to or greater than the Current Balance of the Loans being removed and satisfy the Eligibility Criteria, all in accordance with the terms of the Transaction Documents and the Guide. The removal is expected to be carried out in two tranches and to be completed on or about October 2014 at which time the addition will also be completed.  On July 28, 2014, the Issuer carried out the first tranche of the removal by purchasing those Loans that were reasonably expected to renew or extend before the end of October 2014 based on their maturity date.

In the prior three years, there have been no repurchases or replacements of Loans in the Covered Bond Portfolio as a result of breaches of representations or warranties and no demands for repurchase or replacement of any Loan.

No Loan in the Covered Bond Portfolio failed to meet the Bank’s Lending Criteria.

The Bank most recently filed a Form ABS-15G on February 10, 2014.

As of the cut-off date, the Bank's posted rate for a five year variable rate for existing and new borrowers was 4.0% (rate for “open,” or prepayable loans) or 3.0% (rate for “closed,” or non-prepayable loans) per annum.

After issuance of the covered bonds, the Asset Coverage Test will continue to be satisfied.

Review of Covered Bond Portfolio

The Bank has performed a review of the Loans in the Covered Bond Portfolio and a review of the disclosure regarding the Loans in this prospectus supplement and the accompanying prospectus required by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Bank with reasonable assurance that the Rule 193 Information is accurate in all material respects.

One aspect of the review consisted of a comparison of the statistical information contained in Annex A and Annex B hereto to statistical information relating to the Loans contained in the Bank’s data files. The data files are electronic records maintained by the Bank. For this comparison, the data files from the Bank’s loan servicing system, including relevant data elements, were extracted from the Bank’s information repository system. No material exceptions were found between the statistical information contained in Annex A and Annex B and the data files extracted from the Bank’s system.

A second aspect of the review consisted of a comparison of certain Loan characteristics selected by the Bank, such as amount financed, current balance, location of the property and property valuation, in a sampling of 60 randomly selected Loan files, to the applicable information in the data files. No material exceptions were found between the Loan files and the data extracted from the Bank’s system.

A third aspect of the review of the Rule 193 Information related to descriptions of the transaction documents in this prospectus supplement and the accompanying prospectus. For this part of the review, the Bank and its legal counsel reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents. The Bank and its legal counsel also reviewed the Rule 193 Information consisting of descriptions of legal and regulatory provisions that may materially affect the performance of the Loans or payments on the covered bonds.

In addition to the elements of the review of the Rule 193 Information that were specifically conducted for purposes of this transaction as described above, with respect to Rule 193 Information relating to credit approvals and exceptions to credit policies, the Bank has observed the regular, ongoing application of its internal control procedures. These include quality assurance audits and portfolio level analyses on origination to ensure that Loans comply with the Bank’s underwriting policies. These audits and portfolio level analyses are reviewed by the Policy Review Committee as well as Group Risk Management and other partners on a quarterly basis.

All Rule 193 Information consisting of textual disclosures of factual information and not otherwise described above was reviewed and approved by the Bank.

After undertaking the elements of the review described above, the Bank has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

The review of disclosure relating to the description of the transaction documents and legal and regulatory matters and the reviews of statistical information and certain Loans characteristics were performed with the assistance of third parties engaged by the Bank. The Bank determined the nature, extent and timing of the review and the level of assistance provided by the third parties and by the Bank. The Bank has ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Bank attributes all findings and conclusions of the review to itself.

Overall Pool Statistics (Data as at August 29, 2014)
Cover Pool Delinquency Distribution

Aging Summary	Number of Loans	Percentage	Principal Balance	Percentage
Current and less than 30 days past due	210,080	99.81	$30,826,565,667	99.78
30 to 59 days past due	176	0.08	$27,937,108	0.09
60 to 89 days past due	78	0.04	$15,554,236	0.05
90 or more days past due	151	0.07	$24,712,937	0.08
Total	210,485	100.00	$30,894,769,947	100.00

Cover Pool Provincial Distribution

Province	Number of Loans	Percentage	Principal Balance	Percentage
Alberta	25,729	12.22	$4,308,656,391	13.95
British Columbia	39,909	18.96	$7,694,958,742	24.91
Manitoba	7,738	3.68	$820,343,134	2.66
New Brunswick	3,588	1.70	$287,371,947	0.93
Newfoundland and Labrador	2,470	1.17	$261,980,864	0.85
Northwest Territories	66	0.03	$10,059,757	0.03
Nova Scotia	6,509	3.09	$613,022,916	1.98
Nunavut	3	0.00	$160,156	0.00
Ontario	83,332	39.59	$12,570,641,647	40.69
Prince Edward Island	741	0.34	$61,205,472	0.20
Quebec	33,751	16.03	$3,438,480,654	11.13
Saskatchewan	6,480	3.08	$795,402,316	2.57
Yukon	186	0.09	$32,485,954	0.11
Total	210,485	100.00	$30,894,769,947	100.00

Cover Pool Credit Bureau Score Distribution

Credit Bureau Score	Number of Loans	Percentage	Principal Balance	Percentage
Score Unavailable	135	0.06	$17,550,288	0.06
499 and below	635	0.30	$92,093,469	0.30
500 - 539	482	0.23	$78,325,300	0.25
540 - 559	403	0.19	$61,768,539	0.20
560 - 579	597	0.28	$96,432,452	0.31
580 - 599	1,003	0.48	$161,439,912	0.52
600 - 619	1,707	0.81	$275,048,294	0.89
620 - 639	2,750	1.31	$442,689,242	1.43
640 - 659	4,851	2.30	$798,638,410	2.59
660 - 679	6,890	3.27	$1,122,573,337	3.63
680 - 699	9,558	4.54	$1,535,653,780	4.97
700 - 719	12,002	5.70	$1,888,488,994	6.11
720 - 739	13,245	6.29	$2,061,255,009	6.67
740 - 759	14,470	6.87	$2,225,509,484	7.20
760 - 779	15,451	7.34	$2,385,261,674	7.72
780 - 799	17,352	8.24	$2,666,544,746	8.63
800 and above	108,954	51.76	$14,985,497,016	48.50
Total	210,485	100.00	$30,894,769,947	100.00

Cover Pool Rate Type Distribution

Rate Type	Number of Loans	Percentage	Principal Balance	Percentage
Fixed	145,231	69.00	$20,428,531,568	66.12
Variable	65,254	31.00	$10,466,238,380	33.88
Total	210,485	100.00	$30,894,769,947	100.00

Mortgage Asset Type Distribution

	Number of Loans	Percentage	Principal Balance	Percentage
Conventional Mortgage	79,656	37.84	$13,887,064,940	44.95
Homeline Mortgage Segment	130,829	62.16	$17,007,705,008	55.05
Total	210,485	100.00	$30,894,769,947	100.00

Cover Pool Occupancy Type Distribution

Occupancy Type	Number of Loans	Percentage	Principal Balance	Percentage
Not Owner Occupied	22,399	10.64	$3,486,706,281	11.29
Owner Occupied	188,086	89.36	$27,408,063,666	88.71
Total	210,485	100.00	$30,894,769,947	100.00

Cover Pool Mortgage Rate Distribution

Mortgage Rate (%)	Number of Loans	Percentage	Principal Balance	Percentage
1.9999% and below	65	0.03	$14,438,820	0.05
2.0000% - 2.4999%	32,664	15.52	$5,818,653,000	18.83
2.5000% - 2.9999%	81,440	38.69	$12,665,463,665	41.00
3.0000% - 3.4999%	44,273	21.03	$6,059,242,685	19.61
3.5000% - 3.9999%	35,822	17.02	$4,626,050,802	14.97
4.0000% - 4.4999%	12,612	5.99	$1,367,263,815	4.43
4.5000% - 4.9999%	1,380	0.66	$132,611,390	0.43
5.0000% - 5.4999%	605	0.29	$60,776,271	0.20
5.5000% - 5.9999%	686	0.33	$58,859,342	0.19
6.0000% - 6.4999%	919	0.44	$89,934,146	0.29
6.5000% - 6.9999%	14	0.01	$1,148,611	0.00
7.0000% and above	5	0.00	$327,401	0.00
Total	210,485	100.00	$30,894,769,947	100.00

Cover Pool Remaining Term Distribution

Remaining Term (Months)	Number of Loans	Percentage	Principal Balance	Percentage
Less than 12.00	38,723	18.40	$5,299,183,656	17.15
12.00 - 23.99	84,375	40.09	$12,169,652,387	39.39
24.00 - 35.99	36,872	17.52	$5,497,527,415	17.79
36.00 - 47.99	34,622	16.45	$5,656,253,292	18.31
48.00 - 59.99	14,565	6.92	$2,104,670,576	6.81
60.00 - 71.99	910	0.43	$117,067,213	0.38
72.00 - 83.99	274	0.13	$29,841,068	0.10
84.00 and above	144	0.07	$20,574,341	0.07
Total	210,485	100.00	$30,894,769,947	100.00

Cover Pool Range of Remaining Principal Balance

Range of Remaining Principal Balance	Number of Loans	Percentage	Principal Balance	Percentage
99,999 and below	94,841	45.06	$4,822,041,453	15.61
100,000 - 149,999	37,506	17.82	$4,662,292,135	15.09
150,000 - 199,999	27,382	13.01	$4,749,662,086	15.37
200,000 - 249,999	18,149	8.62	$4,056,671,141	13.13
250,000 - 299,999	11,808	5.61	$3,223,101,303	10.43
300,000 - 349,999	7,210	3.43	$2,329,731,306	7.54
350,000 - 399,999	4,433	2.11	$1,653,857,829	5.35
400,000 - 449,999	2,740	1.30	$1,160,217,580	3.76
450,000 - 499,999	1,813	0.86	$856,301,036	2.77
500,000 - 549,999	1,191	0.57	$622,861,683	2.02
550,000 - 599,999	826	0.39	$473,251,570	1.53
600,000 - 649,999	545	0.26	$340,332,395	1.10
650,000 - 699,999	444	0.21	$298,805,212	0.97
700,000 - 749,999	271	0.13	$196,137,201	0.63
750,000 - 799,999	185	0.09	$143,296,417	0.46
800,000 - 849,999	171	0.08	$140,941,145	0.46
850,000 - 899,999	143	0.07	$125,117,764	0.40
900,000 - 949,999	144	0.07	$133,125,498	0.43
950,000 - 999,999	107	0.05	$104,087,033	0.34
1,000,000 and above	576	0.27	$802,938,162	2.60
Total	210,485	100.00	$30,894,769,947	100.00

Cover Pool Property Type Distribution

Property Type	Number of Loans	Percentage	Principal Balance	Percentage
Apartment (Condominium)	23,876	11.34	$3,404,314,443	11.02
Detached	159,281	75.67	$23,447,169,644	75.89
Duplex	4,386	2.08	$629,301,887	2.04
Fourplex	1,104	0.52	$211,786,681	0.69
Other	912	0.43	$132,023,179	0.43
Row (Townhouse)	10,684	5.08	$1,568,874,692	5.08
Semi-detached	9,075	4.31	$1,312,237,243	4.25
Triplex	1,167	0.55	$189,062,178	0.61
Total	210,485	100.00	$30,894,769,947	100.00

Cover Pool Indexed LTV - Authorized Distribution

Indexed LTV (%)	Number of Properties	Percentage	Principal Balance	Percentage
20.00 and below	16,126	9.21	$757,899,722	2.45
20.01 - 25.00	4,794	2.74	$451,637,053	1.46
25.01 - 30.00	5,524	3.16	$626,177,252	2.03
30.01 - 35.00	6,492	3.71	$857,974,260	2.78
35.01 - 40.00	7,319	4.18	$1,081,877,320	3.50
40.01 - 45.00	8,887	5.08	$1,393,115,350	4.51
45.01 - 50.00	13,007	7.43	$2,125,647,819	6.88
50.01 - 55.00	16,966	9.69	$2,936,522,940	9.50
55.01 - 60.00	18,634	10.65	$3,827,242,840	12.39
60.01 - 65.00	25,360	14.49	$5,137,074,819	16.63
65.01 - 70.00	25,000	14.29	$5,560,736,029	18.00
70.01 - 75.00	19,033	10.88	$4,315,770,241	13.97
75.01 - 80.00	7,148	4.08	$1,659,759,641	5.37
> 80.00	716	0.41	$163,334,661	0.53
Total	175,006	100.00	$30,894,769,947	100.00

Cover Pool Indexed LTV - Drawn Distribution

Indexed LTV (%)	Number of Properties	Percentage	Principal Balance	Percentage
20.00 and below	24,142	13.79	$1,250,743,277	4.05
20.01 - 25.00	8,505	4.86	$836,841,533	2.71
25.01 - 30.00	9,492	5.42	$1,134,143,730	3.67
30.01 - 35.00	10,660	6.09	$1,472,620,634	4.77
35.01 - 40.00	11,727	6.70	$1,836,420,018	5.94
40.01 - 45.00	12,658	7.23	$2,216,889,084	7.18
45.01 - 50.00	14,111	8.06	$2,688,672,224	8.70
50.01 - 55.00	15,982	9.13	$3,371,083,872	10.91
55.01 - 60.00	18,074	10.33	$4,145,066,938	13.42
60.01 - 65.00	18,732	10.70	$4,360,163,421	14.11
65.01 - 70.00	16,989	9.71	$4,167,642,259	13.49
70.01 - 75.00	11,175	6.39	$2,749,706,504	8.90
75.01 - 80.00	2,586	1.48	$623,724,936	2.02
> 80.00	173	0.10	$41,051,515	0.13
Total	175,006	100.00	$30,894,769,947	100.00

Overall Pool Performance

For collection purposes, a Loan is considered delinquent when a scheduled payment is 30 days or more past due.  In the tables below, a Loan for which a scheduled payment is less than 30 days past due is categorized as “Current.”

Pool Performance – Overall

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	19,101,324,912	99.56%	14,703,953,023	99.29%	18,327,461,406	99.51%	21,563,346,396	99.63%	35,544,152,723	99.85%	31,439,462,431	99.77%
1-2 Months	≥30 and <60 Days	39,388,540	0.21%	32,080,486	0.22%	27,963,061	0.15%	29,968,622	0.14%	29,388,809	0.09%	35,186,498	0.11%
2-3 Months	≥60 and <90 Days	9,978,169	0.05%	19,738,200	0.13%	18,338,508	0.10%	14,109,927	0.07%	11,916,916	0.04%	13,088,851	0.04%
3-4 Months	≥90 and <120 Days	5,750,980	0.03%	10,874,053	0.07%	7,132,480	0.04%	7,073,989	0.03%	6,154,804	0.02%	5,068,195	0.02%
4-5 Months	≥120 and <150 Days	5,499,167	0.03%	5,332,319	0.04%	5,217,854	0.03%	3,934,310	0.02%	1,599,156	0.00%	4,956,710	0.02%
5-6 Months	≥150 and <180 Days	4,294,117	0.02%	3,911,238	0.03%	5,097,330	0.03%	2,266,124	0.01%	1,193,809	0.00%	2,018,475	0.01%
6-7 Months	≥180 and <210 Days	4,161,055	0.02%	5,111,156	0.03%	2,135,950	0.01%	1,354,471	0.01%	806,088	0.00%	2,731,755	0.01%
7-8 Months	≥210 and <240 Days	1,822,214	0.01%	5,341,169	0.04%	2,642,789	0.01%	436,519	0.00%	263,331	0.00%	785,406	0.00%
8-9 Months	≥240 and <270 Days	1,684,793	0.01%	4,440,469	0.03%	1,128,868	0.01%	253,018	0.00%	710,635	0.00%	2,111,106	0.01%
9-10 Months	≥270 and <300 Days	1,413,505	0.01%	2,672,376	0.02%	1,188,446	0.01%	2,003,198	0.01%	883,314	0.00%	2,608,129	0.01%
10-11 Months	≥300 and <330 Days	1,073,718	0.01%	1,446,544	0.01%	1,123,269	0.01%	1,857,377	0.01%	167,157	0.00%	311,006	0.00%
11-12 Months	≥330 and <360 Days	1,634,336	0.01%	792,469	0.01%	885,232	0.00%	1,977,107	0.01%	0	0.00%	755,517	0.00%
12-13 Months	≥360 and <390 Days	2,281,040	0.01%	1,906,733	0.01%	680,666	0.00%	456,805	0.00%	16,609	0.00%	428,671	0.00%
13-14 Months	≥390 and <420 Days	349,772	0.00%	554,549	0.00%	1,265,467	0.01%	2,439,039	0.01%	73,036	0.00%	159,037	0.00%
14-15 Months	≥420 and <450 Days	1,486,697	0.01%	1,410,980	0.01%	2,135,341	0.01%	2,585,069	0.01%	0	0.00%	625,813	0.00%
15-16 Months	≥450 and <480 Days	316,289	0.00%	178,225	0.00%	1,202,497	0.01%	475,882	0.00%	206,028	0.00%	375,007	0.00%
16-17 Months	≥480 and <510 Days	516,035	0.00%	442,625	0.00%	1,525,974	0.01%	1,205,833	0.01%	0	0.00%	25,719	0.00%
17-18 Months	≥510 and <540 Days	963,939	0.00%	2,247,581	0.02%	890,369	0.00%	894,067	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	1,313,482	0.01%	6,666,540	0.04%	9,824,457	0.05%	6,815,411	0.03%	1,542,933	0.00%	647,179	0.00%
Total		19,185,252,760	100.00%	14,809,100,735	100.00%	18,417,839,964	100.00%	21,643,453,164	100.00%	35,599,075,348	100.00%	31,511,345,505	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	151,211	99.69%	123,524	99.49%	139,428	99.61%	145,622	99.69%	235,454	99.87%	213,297	99.80%
1-2 Months	≥30 and <60 Days	224	0.15%	207	0.17%	168	0.12%	168	0.12%	159	0.07%	204	0.10%
2-3 Months	≥60 and <90 Days	53	0.03%	112	0.09%	113	0.08%	82	0.06%	68	0.03%	74	0.03%
3-4 Months	≥90 and <120 Days	36	0.02%	65	0.05%	45	0.03%	41	0.03%	40	0.02%	32	0.02%
4-5 Months	≥120 and <150 Days	29	0.02%	42	0.03%	35	0.03%	20	0.01%	14	0.01%	22	0.01%
5-6 Months	≥150 and <180 Days	21	0.01%	21	0.02%	33	0.02%	16	0.01%	11	0.00%	23	0.01%
6-7 Months	≥180 and <210 Days	20	0.01%	22	0.02%	14	0.01%	13	0.01%	5	0.00%	17	0.01%
7-8 Months	≥210 and <240 Days	15	0.01%	29	0.02%	16	0.01%	6	0.00%	2	0.00%	5	0.00%
8-9 Months	≥240 and <270 Days	11	0.01%	21	0.02%	7	0.00%	5	0.00%	7	0.00%	13	0.01%
9-10 Months	≥270 and <300 Days	9	0.01%	19	0.01%	10	0.01%	8	0.01%	2	0.00%	14	0.01%
10-11 Months	≥300 and <330 Days	7	0.00%	9	0.01%	10	0.01%	11	0.01%	2	0.00%	3	0.00%
11-12 Months	≥330 and <360 Days	10	0.01%	8	0.01%	9	0.01%	9	0.01%	0	0.00%	6	0.00%
12-13 Months	≥360 and <390 Days	10	0.01%	14	0.01%	5	0.00%	3	0.00%	2	0.00%	3	0.00%
13-14 Months	≥390 and <420 Days	4	0.00%	6	0.00%	5	0.00%	9	0.01%	1	0.00%	1	0.00%
14-15 Months	≥420 and <450 Days	9	0.01%	8	0.01%	14	0.01%	11	0.01%	0	0.00%	5	0.00%
15-16 Months	≥450 and <480 Days	3	0.00%	3	0.00%	10	0.01%	5	0.00%	1	0.00%	1	0.00%
16-17 Months	≥480 and <510 Days	4	0.00%	3	0.00%	9	0.01%	6	0.00%	0	0.00%	1	0.00%
17-18 Months	≥510 and <540 Days	3	0.00%	11	0.01%	4	0.00%	7	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	8	0.01%	36	0.03%	41	0.03%	35	0.02%	10	0.00%	7	0.00%
Total		151,687	100.00%	124,160	100.00%	139,976	100.00%	146,077	100.00%	235,778	100.00%	213,728	100.00%

Loss Information
As at Date	31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	18	0.01%	87	0.06%	73	0.05%	20	0.01%	11	0.01%
Net loss amount for the period / year ended ($)	0	0.00%	559,031	0.00%	3,335,919	0.02%	3,815,933	0.02%	1,358,128	0.00%	453,241	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	18	0.01%	105	0.08%	178	0.12%	198	0.08%	209	0.10%
Cumulative net loss amount ($)	0	0.00%	559,031	0.00%	3,894,950	0.02%	7,710,883	0.04%	9,069,012	0.03%	9,522,252	0.03%

Annex B
HISTORICAL POOL DATA

Historical pool information regarding the performance of the Loans in the Covered Bond Portfolio is contained in this Annex.  Historical pool information contained in this Annex that relates to the performance of the Loans for periods commencing prior to January 2008 does not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the covered bonds.  Historical pool information about the Loans in the Covered Bond Portfolio for periods prior to January 2008 is not provided as such information is not available for such years and cannot be obtained without unreasonable effort and expense.

The following vintage tables present historical pool information about the Loans in the Covered Bond Portfolio in respect of arrears and cumulative losses as at the dates specified in respect of Loans originated in specific years.  “Vintage 2004”, for example, indicates all Loans in the Covered Bond Portfolio originated in the calendar year 2004.  All of the Loans originated by the Bank are secured by a mortgage with first ranking priority on residential property in Canada.  All such Loans are originated in accordance with the Bank's lending criteria at the time of offer of the Loan.  Notwithstanding any change to the lending criteria or other terms applicable to new Loans, new Loans and their related security may only be assigned to the Covered Bond Portfolio if those new Loans comply with the Seller's representations and warranties set out in the Mortgage Sale Agreement, including a representation that those new Loans were originated in accordance with the Seller's lending criteria applicable at the time of their origination.  The Seller is obliged to repurchase Loans that are in breach of these representations and warranties.  See “Summary of Principal Documents – Mortgage Sale Agreement — Repurchase of Loans” in the accompanying prospectus.

Historical pool information on prepayments on the Loans is not being provided because prepayment and repayment rates should not affect the maturities of the covered bonds.  The single pool of Loans held by the Guarantor LP supports an ongoing issuance of covered bonds by the Bank.  As Loans repay or prepay, reducing the size of the cover pool, the Seller is required to add Loans to the cover pool in order to maintain compliance with the Asset Coverage Test.  See “Summary of Principal Documents – Guarantor LP Agreement — Asset Coverage Test” in the accompanying prospectus.  Any new Loans may only be assigned to the Covered Bond Portfolio if those new Loans comply with the Seller's lending criteria, the material aspects of which are described under “Loan Origination and Lending Criteria” in the accompanying prospectus.

For collection purposes, a Loan is considered delinquent when a scheduled payment is 30 days or more past due.  In the tables below, a Loan for which a scheduled payment is less than 30 days past due is categorized as “Current.”

Pre-2004 Vintage
Pool Performance – Pre-2004 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	2,274,654,785	99.71%	1,656,488,842	99.61%	1,386,563,704	99.60%	1,129,487,897	99.77%	1,258,081,915	99.84%	1,078,714,888	99.78%
1-2 Months	≥30 and <60 Days	3,774,394	0.17%	2,503,052	0.15%	2,079,870	0.15%	1,352,930	0.12%	1,244,755	0.10%	1,389,859	0.13%
2-3 Months	≥60 and <90 Days	565,817	0.03%	689,393	0.04%	735,142	0.05%	607,461	0.05%	496,230	0.04%	139,076	0.01%
3-4 Months	≥90 and <120 Days	239,341	0.01%	646,422	0.04%	1,091,881	0.08%	93,896	0.01%	203,591	0.02%	377,627	0.04%
4-5 Months	≥120 and <150 Days	524,678	0.02%	674,394	0.04%	273,062	0.02%	68,685	0.01%	0	0.00%	0	0.00%
5-6 Months	≥150 and <180 Days	331,300	0.02%	37,478	0.00%	686,395	0.05%	57,893	0.01%	39,581	0.00%	197,828	0.02%
6-7 Months	≥180 and <210 Days	292,739	0.01%	50,748	0.00%	73,313	0.01%	18,836	0.00%	0	0.00%	117,939	0.01%
7-8 Months	≥210 and <240 Days	77,001	0.00%	76,491	0.01%	190,949	0.01%	42,974	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	642,578	0.04%	0	0.00%	16,987	0.00%	0	0.00%	79,122	0.01%
9-10 Months	≥270 and <300 Days	0	0.00%	317,054	0.02%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	7,460	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	188,001	0.02%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	232,475	0.02%	0	0.00%	0	0.00%	0	0.00%	47,422	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	321,745	0.02%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	73,288	0.00%	0	0.00%	130,744	0.01%	32,271	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	259,884	0.02%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	349,135	0.02%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	308,203	0.01%	211,017	0.01%	43,449	0.00%	170,249	0.01%	25,505	0.00%	0	0.00%
Total		2,281,198,141	100.00%	1,662,891,689	100.00%	1,392,128,393	100.00%	1,132,138,080	100.00%	1,260,091,577	100.00%	1,081,063,761	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	29,490	99.79%	22,960	99.71%	19,250	99.70%	16,263	99.76%	20,359	99.87%	17,898	99.73%
1-2 Months	≥30 and <60 Days	37	0.13%	26	0.11%	21	0.11%	16	0.10%	17	0.09%	23	0.12%
2-3 Months	≥60 and <90 Days	9	0.03%	11	0.05%	10	0.05%	8	0.05%	4	0.02%	7	0.04%
3-4 Months	≥90 and <120 Days	1	0.00%	8	0.04%	7	0.04%	2	0.01%	3	0.01%	6	0.03%
4-5 Months	≥120 and <150 Days	1	0.00%	7	0.03%	5	0.03%	2	0.01%	0	0.00%	0	0.00%
5-6 Months	≥150 and <180 Days	2	0.01%	1	0.00%	4	0.02%	2	0.01%	2	0.01%	4	0.02%
6-7 Months	≥180 and <210 Days	5	0.02%	2	0.01%	1	0.01%	1	0.01%	0	0.00%	2	0.01%
7-8 Months	≥210 and <240 Days	1	0.00%	3	0.01%	3	0.02%	1	0.01%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	1	0.00%	0	0.00%	1	0.01%	1	0.00%	1	0.01%
9-10 Months	≥270 and <300 Days	0	0.00%	4	0.02%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	1	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	2	0.01%	0	0.00%	1	0.01%
12-13 Months	≥360 and <390 Days	0	0.00%	2	0.01%	0	0.00%	0	0.00%	1	0.00%	1	0.01%
13-14 Months	≥390 and <420 Days	0	0.00%	1	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	1	0.00%	0	0.00%	1	0.01%	2	0.01%	0	0.00%	1	0.01%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	4	0.02%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	2	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	2	0.01%	2	0.01%	1	0.01%	2	0.01%	1	0.00%	1	0.01%
Total		29,552	100.00%	23,028	100.00%	19,307	100.00%	16,302	100.00%	20,388	100.00%	17,945	100.00%

Loss Information
As at Date	31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	1	0.00%	6	0.03%	6	0.04%	1	0.00%	2	0.01%
Net loss amount for the period / year ended ($)	0	0.00%	32,485	0.00%	230,665	0.02%	158,374	0.01%	13,420	0.00%	83,536	0.01%
Cumulative number of loans that have experienced a loss	0	0.00%	1	0.00%	7	0.04%	13	0.08%	14	0.07%	16	0.09%
Cumulative net loss amount ($)	0	0.00%	32,485	0.00%	263,150	0.02%	421,524	0.04%	434,944	0.03%	518,480	0.05%

2005 Vintage

Pool Performance – 2005 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	1,286,094,513	99.52%	876,877,794	99.08%	843,682,162	99.40%	769,556,549	99.40%	778,207,207	99.80%	685,558,084	99.76%
1-2 Months	≥30 and <60 Days	1,957,948	0.15%	1,905,988	0.22%	2,360,229	0.28%	1,934,355	0.25%	641,393	0.08%	979,774	0.14%
2-3 Months	≥60 and <90 Days	860,766	0.07%	2,461,349	0.28%	746,992	0.09%	1,463,672	0.19%	663,331	0.09%	76,527	0.01%
3-4 Months	≥90 and <120 Days	1,059,427	0.08%	569,198	0.06%	477,126	0.06%	662,089	0.08%	187,318	0.02%	0	0.00%
4-5 Months	≥120 and <150 Days	154,157	0.01%	171,543	0.02%	314,633	0.04%	87,956	0.01%	0	0.00%	66,171	0.01%
5-6 Months	≥150 and <180 Days	1,524,519	0.12%	953,038	0.11%	118,943	0.01%	80,277	0.01%	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	291,493	0.04%	0	0.00%	241,788	0.04%
7-8 Months	≥210 and <240 Days	99,706	0.01%	0	0.00%	194,988	0.02%	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	150,771	0.01%	0	0.00%	0	0.00%	0	0.00%	85,918	0.01%	215,145	0.03%
9-10 Months	≥270 and <300 Days	69,224	0.01%	129,048	0.01%	0	0.00%	0	0.00%	0	0.00%	54,319	0.01%
10-11 Months	≥300 and <330 Days	154,843	0.01%	552,493	0.06%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	77,666	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	45,619	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	48,014	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	4,423	0.00%	105,877	0.01%	79,043	0.01%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	59,293	0.01%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	1,331,596	0.15%	177,342	0.02%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	552,493	0.07%	0	0.00%	0	0.00%	0	0.00%
Total		1,292,251,554	100.00%	885,002,089	100.00%	848,730,785	100.00%	774,214,727	100.00%	779,785,167	100.00%	687,191,808	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	9,411	99.70%	6,978	99.36%	7,208	99.58%	7,308	99.58%	7,927	99.80%	7,216	99.81%
1-2 Months	≥30 and <60 Days	13	0.14%	17	0.25%	12	0.17%	12	0.17%	6	0.08%	8	0.12%
2-3 Months	≥60 and <90 Days	3	0.03%	10	0.15%	7	0.10%	7	0.10%	5	0.06%	1	0.01%
3-4 Months	≥90 and <120 Days	4	0.04%	6	0.09%	4	0.06%	5	0.07%	2	0.03%	0	0.00%
4-5 Months	≥120 and <150 Days	1	0.01%	1	0.01%	3	0.04%	1	0.01%	0	0.00%	2	0.03%
5-6 Months	≥150 and <180 Days	2	0.02%	6	0.09%	1	0.01%	1	0.01%	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	3	0.04%	0	0.00%	1	0.01%
7-8 Months	≥210 and <240 Days	1	0.01%	0	0.00%	1	0.01%	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	1	0.01%	0	0.00%	0	0.00%	0	0.00%	2	0.03%	1	0.01%
9-10 Months	≥270 and <300 Days	1	0.01%	1	0.01%	0	0.00%	0	0.00%	0	0.00%	1	0.01%
10-11 Months	≥300 and <330 Days	1	0.01%	1	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	1	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	1	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	1	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	1	0.01%	1	0.01%	1	0.01%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	1	0.01%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	1	0.01%	1	0.01%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	1	0.01%	0	0.00%	0	0.00%	0	0.00%
Total		9,440	100.00%	7,023	100.00%	7,239	100.00%	7,339	100.00%	7,942	100.00%	7,230	100.00%

Loss Information
As at Date	31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	6	0.08%	0	0.00%	1	0.01%	1	0.01%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	507,512	0.06%	0	0.00%	526	0.00%	9,399	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	6	0.08%	6	0.08%	7	0.09%	8	0.11%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	507,512	0.06%	507,512	0.07%	508,038	0.07%	517,436	0.08%

2006 Vintage

Pool Performance – 2006 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	4,289,734,329	99.49%	3,227,312,505	99.14%	2,276,917,335	99.20%	1,785,497,342	99.36%	1,677,798,073	99.76%	1,473,790,190	99.74%
1-2 Months	≥30 and <60 Days	12,047,482	0.28%	8,687,081	0.27%	4,380,403	0.19%	2,924,383	0.16%	1,512,044	0.09%	1,194,757	0.08%
2-3 Months	≥60 and <90 Days	2,136,162	0.05%	5,063,111	0.15%	2,087,563	0.09%	2,677,824	0.15%	904,665	0.05%	423,566	0.03%
3-4 Months	≥90 and <120 Days	1,386,561	0.03%	3,620,178	0.11%	1,475,972	0.07%	902,474	0.05%	659,325	0.04%	37,720	0.00%
4-5 Months	≥120 and <150 Days	1,344,977	0.03%	1,167,120	0.04%	1,223,814	0.05%	351,831	0.02%	88,151	0.01%	891,425	0.06%
5-6 Months	≥150 and <180 Days	608,278	0.02%	651,433	0.02%	2,098,492	0.09%	379,568	0.02%	151,613	0.01%	694,828	0.05%
6-7 Months	≥180 and <210 Days	972,216	0.02%	3,285,276	0.10%	243,732	0.01%	90,087	0.00%	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	477,112	0.01%	1,353,650	0.04%	307,061	0.01%	119,936	0.01%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	703,781	0.02%	1,198,561	0.04%	544,913	0.03%	141,090	0.01%	30,932	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	76,749	0.00%	665,778	0.02%	318,309	0.01%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	551,679	0.03%	388,062	0.02%	25,287	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	339,851	0.01%	235,422	0.01%	221,441	0.01%	494,981	0.03%	0	0.00%	157,749	0.01%
12-13 Months	≥360 and <390 Days	951,347	0.02%	52,932	0.00%	467,486	0.02%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	130,497	0.00%	34,269	0.00%	0	0.00%	55,575	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	105,176	0.00%	305,137	0.01%	0	0.00%	40,627	0.00%	0	0.00%	28,682	0.00%
15-16 Months	≥450 and <480 Days	17,565	0.00%	0	0.00%	751,540	0.03%	95,822	0.01%	206,028	0.01%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	135,199	0.00%	471,806	0.02%	30,752	0.00%	0	0.00%	25,720	0.00%
17-18 Months	≥510 and <540 Days	595,081	0.02%	386,513	0.01%	132,398	0.01%	453,821	0.03%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	143,107	0.00%	1,154,917	0.04%	3,005,707	0.13%	2,414,433	0.13%	447,069	0.03%	447,069	0.03%
Total		4,311,770,271	100.00%	3,255,309,082	100.00%	2,295,199,651	100.00%	1,797,058,608	100.00%	1,681,823,187	100.00%	1,477,691,706	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	35,332	99.61%	28,292	99.36%	20,733	99.44%	16,916	99.48%	16,834	99.80%	15,352	99.79%
1-2 Months	≥30 and <60 Days	63	0.18%	60	0.21%	35	0.17%	28	0.17%	10	0.06%	10	0.06%
2-3 Months	≥60 and <90 Days	12	0.03%	26	0.09%	18	0.09%	16	0.09%	10	0.06%	4	0.03%
3-4 Months	≥90 and <120 Days	12	0.03%	23	0.08%	11	0.05%	8	0.05%	2	0.01%	2	0.01%
4-5 Months	≥120 and <150 Days	11	0.03%	12	0.04%	7	0.03%	4	0.02%	2	0.01%	2	0.01%
5-6 Months	≥150 and <180 Days	8	0.02%	5	0.02%	9	0.05%	4	0.02%	2	0.01%	7	0.05%
6-7 Months	≥180 and <210 Days	7	0.02%	9	0.03%	2	0.01%	2	0.01%	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	5	0.01%	8	0.03%	2	0.01%	2	0.01%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	5	0.01%	9	0.03%	3	0.01%	2	0.01%	1	0.01%	0	0.00%
9-10 Months	≥270 and <300 Days	2	0.01%	6	0.02%	4	0.02%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	4	0.02%	3	0.02%	1	0.01%	0	0.00%
11-12 Months	≥330 and <360 Days	3	0.01%	5	0.02%	2	0.01%	2	0.01%	0	0.00%	2	0.01%
12-13 Months	≥360 and <390 Days	5	0.01%	2	0.01%	3	0.01%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	2	0.01%	1	0.00%	0	0.00%	2	0.01%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	1	0.00%	2	0.01%	0	0.00%	1	0.01%	0	0.00%	1	0.01%
15-16 Months	≥450 and <480 Days	1	0.00%	0	0.00%	4	0.02%	1	0.01%	1	0.01%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	1	0.00%	2	0.01%	1	0.01%	0	0.00%	1	0.01%
17-18 Months	≥510 and <540 Days	2	0.01%	6	0.02%	1	0.00%	4	0.02%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	2	0.01%	7	0.03%	10	0.05%	8	0.05%	3	0.02%	3	0.02%
Total		35,473	100.00%	28,474	100.00%	20,850	100.00%	17,004	100.00%	16,866	100.00%	15,384	100.00%

Loss Information
As at Date	31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	10	0.04%	19	0.09%	12	0.07%	3	0.02%	1	0.01%
Net loss amount for the period / year ended ($)	0	0.00%	272,599	0.01%	576,265	0.03%	523,551	0.03%	166,917	0.01%	44,786	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	10	0.04%	29	0.14%	41	0.24%	44	0.26%	45	0.29%
Cumulative net loss amount ($)	0	0.00%	272,599	0.01%	848,864	0.04%	1,372,415	0.08%	1,539,332	0.09%	1,584,118	0.11%

2007 Vintage

Pool Performance – 2007 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	6,083,052,937	99.26%	4,759,461,383	99.07%	3,834,663,249	99.07%	2,477,522,280	98.91%	2,550,055,066	99.69%	2,277,558,770	99.49%
1-2 Months	≥30 and <60 Days	17,979,410	0.29%	11,054,684	0.23%	9,160,879	0.24%	8,401,507	0.34%	3,031,956	0.11%	4,919,913	0.21%
2-3 Months	≥60 and <90 Days	6,229,649	0.10%	8,012,377	0.17%	9,199,957	0.24%	2,781,030	0.11%	2,666,098	0.10%	2,352,123	0.10%
3-4 Months	≥90 and <120 Days	3,065,652	0.05%	4,520,981	0.09%	2,664,541	0.07%	2,762,003	0.11%	138,472	0.01%	1,003,668	0.04%
4-5 Months	≥120 and <150 Days	3,475,357	0.06%	2,828,868	0.06%	2,242,298	0.06%	2,608,090	0.10%	605,525	0.02%	1,739,792	0.08%
5-6 Months	≥150 and <180 Days	1,830,019	0.03%	1,411,194	0.03%	1,636,684	0.04%	485,009	0.02%	408,506	0.02%	0	0.00%
6-7 Months	≥180 and <210 Days	2,896,100	0.05%	860,128	0.02%	1,178,335	0.03%	185,646	0.01%	171,570	0.01%	1,190,897	0.05%
7-8 Months	≥210 and <240 Days	1,168,395	0.02%	2,652,128	0.05%	1,362,966	0.04%	26,249	0.00%	0	0.00%	119,363	0.01%
8-9 Months	≥240 and <270 Days	830,241	0.01%	1,936,902	0.04%	0	0.00%	20,014	0.00%	171,699	0.01%	147,292	0.01%
9-10 Months	≥270 and <300 Days	1,267,532	0.02%	1,412,650	0.03%	348,548	0.01%	1,061,589	0.04%	0	0.00%	46,802	0.00%
10-11 Months	≥300 and <330 Days	911,413	0.02%	774,368	0.02%	394,466	0.01%	921,060	0.04%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	1,216,819	0.02%	296,852	0.01%	620,536	0.02%	260,426	0.01%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	1,329,693	0.02%	1,384,213	0.03%	213,177	0.00%	198,653	0.01%	16,609	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	219,275	0.00%	102,678	0.00%	421,925	0.01%	785,499	0.03%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	1,260,219	0.02%	1,105,844	0.02%	1,148,638	0.03%	2,512,171	0.10%	0	0.00%	175,045	0.01%
15-16 Months	≥450 and <480 Days	298,724	0.01%	173,801	0.00%	85,197	0.00%	58,258	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	166,900	0.00%	307,426	0.01%	591,591	0.01%	894,241	0.04%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	368,859	0.01%	529,472	0.01%	191,564	0.00%	300,709	0.01%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	862,173	0.01%	5,300,606	0.11%	4,552,012	0.12%	3,046,260	0.12%	692,265	0.03%	109,709	0.00%
Total		6,128,429,367	100.00%	4,804,126,555	100.00%	3,870,676,563	100.00%	2,504,830,694	100.00%	2,557,957,766	100.00%	2,289,363,374	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	44,219	99.51%	37,071	99.33%	31,220	99.30%	20,045	99.34%	20,890	99.80%	19,175	99.66%
1-2 Months	≥30 and <60 Days	84	0.19%	64	0.17%	56	0.18%	44	0.22%	18	0.09%	28	0.14%
2-3 Months	≥60 and <90 Days	28	0.06%	48	0.13%	50	0.16%	19	0.09%	12	0.06%	15	0.07%
3-4 Months	≥90 and <120 Days	19	0.04%	21	0.05%	16	0.05%	10	0.05%	3	0.01%	3	0.02%
4-5 Months	≥120 and <150 Days	16	0.04%	18	0.05%	12	0.04%	8	0.04%	3	0.01%	6	0.03%
5-6 Months	≥150 and <180 Days	9	0.02%	5	0.01%	15	0.05%	2	0.01%	2	0.01%	0	0.00%
6-7 Months	≥180 and <210 Days	8	0.02%	6	0.02%	8	0.02%	3	0.02%	1	0.00%	5	0.03%
7-8 Months	≥210 and <240 Days	8	0.02%	13	0.03%	7	0.02%	1	0.00%	0	0.00%	1	0.01%
8-9 Months	≥240 and <270 Days	5	0.01%	10	0.02%	0	0.00%	1	0.00%	1	0.00%	2	0.01%
9-10 Months	≥270 and <300 Days	6	0.01%	6	0.02%	3	0.01%	3	0.02%	0	0.00%	1	0.01%
10-11 Months	≥300 and <330 Days	5	0.01%	7	0.02%	4	0.01%	6	0.03%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	6	0.01%	2	0.01%	6	0.02%	1	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	5	0.01%	8	0.02%	2	0.01%	2	0.01%	1	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	2	0.01%	1	0.00%	2	0.01%	3	0.02%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	6	0.01%	6	0.02%	9	0.03%	8	0.04%	0	0.00%	1	0.01%
15-16 Months	≥450 and <480 Days	2	0.01%	2	0.01%	1	0.00%	1	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	2	0.01%	2	0.01%	4	0.01%	2	0.01%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	1	0.00%	4	0.01%	1	0.00%	2	0.01%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	4	0.01%	27	0.07%	25	0.08%	18	0.09%	4	0.02%	2	0.01%
Total		44,435	100.00%	37,321	100.00%	31,441	100.00%	20,179	100.00%	20,935	100.00%	19,239	100.00%

Loss Information
As at Date	31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	5	0.01%	46	0.15%	38	0.19%	7	0.03%	2	0.01%
Net loss amount for the period / year ended ($)	0	0.00%	187,793	0.00%	1,533,110	0.04%	2,055,893	0.08%	422,375	0.02%	198,761	0.01%
Cumulative number of loans that have experienced a loss	0	0.00%	5	0.01%	51	0.16%	89	0.44%	96	0.46%	98	0.51%
Cumulative net loss amount ($)	0	0.00%	187,793	0.00%	1,720,903	0.04%	3,776,797	0.15%	4,199,172	0.16%	4,397,933	0.19%

2008 Vintage

Pool Performance – 2008 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	2,713,250,309	99.90%	2,187,205,304	99.67%	2,683,218,199	99.62%	2,277,870,187	99.65%	2,701,750,628	99.75%	2,425,769,773	99.73%
1-2 Months	≥30 and <60 Days	2,671,228	0.10%	3,325,784	0.15%	3,513,965	0.13%	2,359,166	0.10%	3,732,062	0.14%	2,965,206	0.12%
2-3 Months	≥60 and <90 Days	0	0.00%	1,492,396	0.07%	3,177,160	0.12%	1,844,303	0.08%	1,590,027	0.06%	1,580,749	0.06%
3-4 Months	≥90 and <120 Days	0	0.00%	563,658	0.03%	748,390	0.03%	888,606	0.04%	742,824	0.03%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	69,688	0.00%	776,822	0.03%	343,486	0.02%	285,172	0.01%	208,561	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	648,592	0.03%	132,239	0.01%	149,648	0.01%	162,676	0.01%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	661,969	0.03%	640,570	0.02%	441,582	0.02%	125,629	0.00%	572,120	0.02%
7-8 Months	≥210 and <240 Days	0	0.00%	236,939	0.01%	102,836	0.00%	86,310	0.00%	0	0.00%	186,102	0.01%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	304,522	0.01%	74,927	0.00%	0	0.00%	270,974	0.01%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	647,678	0.03%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	177,123	0.01%	87,354	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	43,254	0.00%	847,782	0.04%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	237,112	0.01%	0	0.00%	258,152	0.01%	0	0.00%	126,065	0.01%
13-14 Months	≥390 and <420 Days	0	0.00%	50,236	0.00%	109,554	0.00%	114,884	0.01%	73,036	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	77,376	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	389,064	0.01%	139,537	0.01%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	222,217	0.01%	206,985	0.01%	0	0.00%	0	0.00%
Total		2,715,921,537	100.00%	2,194,491,678	100.00%	2,693,555,915	100.00%	2,285,790,285	100.00%	2,708,462,054	100.00%	2,432,327,228	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	18,015	99.91%	15,524	99.74%	18,931	99.72%	15,932	99.71%	18,936	99.81%	17,484	99.81%
1-2 Months	≥30 and <60 Days	17	0.09%	22	0.14%	15	0.08%	15	0.08%	15	0.07%	14	0.08%
2-3 Months	≥60 and <90 Days	0	0.00%	5	0.03%	13	0.07%	9	0.05%	8	0.04%	4	0.02%
3-4 Months	≥90 and <120 Days	0	0.00%	3	0.02%	4	0.02%	3	0.02%	5	0.03%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	1	0.01%	5	0.02%	2	0.01%	3	0.02%	2	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	2	0.01%	2	0.01%	1	0.01%	2	0.01%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	3	0.02%	3	0.01%	2	0.01%	1	0.01%	5	0.03%
7-8 Months	≥210 and <240 Days	0	0.00%	2	0.01%	1	0.01%	1	0.01%	0	0.00%	1	0.01%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	2	0.01%	1	0.01%	0	0.00%	2	0.01%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	4	0.02%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	2	0.01%	1	0.01%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	1	0.01%	3	0.02%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	2	0.01%	0	0.00%	1	0.01%	0	0.00%	1	0.01%
13-14 Months	≥390 and <420 Days	0	0.00%	2	0.01%	2	0.01%	1	0.01%	1	0.01%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	1	0.01%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	1	0.01%	1	0.01%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	1	0.01%	3	0.02%	0	0.00%	0	0.00%
Total		18,032	100.00%	15,566	100.00%	18,983	100.00%	15,977	100.00%	18,971	100.00%	17,517	100.00%

Loss Information
As at Date	31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	2	0.01%	6	0.03%	7	0.04%	5	0.03%	1	0.01%
Net loss amount for the period / year ended ($)	0	0.00%	66,155	0.00%	371,990	0.01%	581,780	0.03%	231,787	0.01%	29,026	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	2	0.01%	8	0.04%	15	0.09%	20	0.11%	21	0.12%
Cumulative net loss amount ($)	0	0.00%	66,155	0.00%	438,145	0.02%	1,019,925	0.04%	1,251,712	0.05%	1,280,737	0.05%

2009 Vintage

Pool Performance – 2009 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	2,454,442,595	99.95%	1,988,575,723	99.47%	3,125,522,049	99.56%	3,248,573,165	99.55%	4,062,074,369	99.79%	3,214,772,178	99.77%
1-2 Months	≥30 and <60 Days	958,078	0.04%	4,603,898	0.23%	5,685,476	0.18%	5,093,758	0.16%	4,613,337	0.11%	3,723,445	0.12%
2-3 Months	≥60 and <90 Days	185,773	0.01%	2,019,574	0.10%	1,889,245	0.06%	3,099,910	0.09%	1,400,631	0.03%	1,014,505	0.03%
3-4 Months	≥90 and <120 Days	0	0.00%	953,617	0.05%	674,570	0.02%	1,562,535	0.05%	638,771	0.02%	74,606	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	420,706	0.02%	387,225	0.01%	74,096	0.00%	268,376	0.01%	841,845	0.03%
5-6 Months	≥150 and <180 Days	0	0.00%	209,503	0.01%	424,579	0.01%	915,941	0.03%	0	0.00%	177,413	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	253,035	0.01%	0	0.00%	228,843	0.01%	254,753	0.01%	148,044	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	1,021,962	0.05%	483,990	0.02%	0	0.00%	263,331	0.01%	310,771	0.01%
8-9 Months	≥240 and <270 Days	0	0.00%	662,428	0.03%	279,434	0.01%	0	0.00%	0	0.00%	264,570	0.01%
9-10 Months	≥270 and <300 Days	0	0.00%	147,847	0.01%	521,588	0.02%	380,631	0.01%	483,859	0.01%	156,490	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	119,681	0.01%	0	0.00%	460,901	0.01%	0	0.00%	68,453	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	260,196	0.01%	0	0.00%	185,917	0.01%	0	0.00%	189,928	0.01%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	255,185	0.01%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	733,988	0.02%	1,483,081	0.05%	0	0.00%	159,037	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	855,959	0.03%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	100,660	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	462,576	0.01%	144,171	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	1,448,580	0.05%	977,484	0.03%	284,137	0.01%	90,401	0.00%
Total		2,455,586,446	100.00%	1,999,248,170	100.00%	3,139,369,259	100.00%	3,263,281,093	100.00%	4,070,281,564	100.00%	3,222,246,871	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	14,743	99.92%	12,647	99.61%	19,314	99.68%	20,010	99.66%	26,437	99.84%	21,285	99.79%
1-2 Months	≥30 and <60 Days	10	0.07%	18	0.14%	25	0.12%	23	0.12%	21	0.08%	23	0.12%
2-3 Months	≥60 and <90 Days	1	0.01%	12	0.09%	10	0.05%	15	0.08%	7	0.03%	5	0.03%
3-4 Months	≥90 and <120 Days	0	0.00%	4	0.03%	3	0.02%	12	0.06%	7	0.03%	2	0.01%
4-5 Months	≥120 and <150 Days	0	0.00%	3	0.02%	3	0.02%	1	0.00%	3	0.01%	4	0.02%
5-6 Months	≥150 and <180 Days	0	0.00%	2	0.02%	2	0.01%	5	0.03%	0	0.00%	2	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	2	0.02%	0	0.00%	1	0.00%	1	0.00%	1	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	3	0.02%	2	0.01%	0	0.00%	2	0.01%	2	0.01%
8-9 Months	≥240 and <270 Days	0	0.00%	1	0.01%	2	0.01%	0	0.00%	0	0.00%	1	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	2	0.02%	3	0.02%	2	0.01%	1	0.00%	1	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	1	0.01%	0	0.00%	1	0.00%	0	0.00%	2	0.01%
11-12 Months	≥330 and <360 Days	0	0.00%	1	0.01%	0	0.00%	1	0.00%	0	0.00%	1	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	1	0.00%	3	0.02%	0	0.00%	1	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	4	0.02%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	3	0.02%	1	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	3	0.02%	4	0.02%	1	0.00%	1	0.00%
Total		14,754	100.00%	12,696	100.00%	19,375	100.00%	20,080	100.00%	26,480	100.00%	21,332	100.00%

Loss Information
As at Date	31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	4	0.02%	9	0.04%	2	0.01%	0	0.00%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	116,376	0.00%	486,168	0.01%	500,921	0.01%	0	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	4	0.02%	13	0.06%	15	0.06%	15	0.07%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	116,376	0.00%	602,544	0.02%	1,103,465	0.03%	1,103,465	0.03%

2010 Vintage

Pool Performance – 2010 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	95,444	100.00%	7,274,447	100.00%	2,800,774,159	99.98%	4,002,551,090	99.85%	5,741,645,591	99.89%	5,106,462,812	99.80%
1-2 Months	≥30 and <60 Days	0	0.00%	0	0.00%	411,732	0.01%	4,497,878	0.11%	3,062,473	0.05%	5,086,943	0.10%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%	296,709	0.01%	691,778	0.02%	1,640,099	0.03%	2,261,256	0.04%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1,581,466	0.03%	334,345	0.01%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	242,153	0.00%	541,064	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	143,434	0.00%	325,881	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	97,984	0.00%	185,993	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	161,049	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	96,563	0.00%	925,064	0.02%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	560,978	0.02%	0	0.00%	736,713	0.01%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	242,553	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	155,221	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	96,563	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Total		95,444	100.00%	7,274,447	100.00%	2,801,482,600	100.00%	4,008,560,757	100.00%	5,748,597,772	100.00%	5,117,168,415	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	1	100.00%	49	100.00%	15,598	99.97%	21,718	99.90%	34,228	99.91%	31,284	99.83%
1-2 Months	≥30 and <60 Days	0	0.00%	0	0.00%	2	0.01%	14	0.07%	13	0.04%	23	0.07%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%	3	0.02%	4	0.02%	10	0.03%	14	0.04%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	7	0.02%	4	0.01%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.00%	3	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.00%	2	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	1	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.00%	5	0.02%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	3	0.01%	0	0.00%	2	0.01%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Total		1	100.00%	49	100.00%	15,603	100.00%	21,741	100.00%	34,262	100.00%	31,340	100.00%

Loss Information
As at Date	31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%	1	0.00%	1	0.00%	2	0.01%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%	10,167	0.00%	22,183	0.00%	9,982	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%	1	0.00%	2	0.01%	4	0.01%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%	10,167	0.00%	32,350	0.00%	42,332	0.00%

2011 Vintage

Pool Performance – 2011 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	757,025	100.00%	1,374,739,664	99.96%	3,809,379,608	99.89%	6,686,466,504	99.88%	6,075,969,226	99.77%
1-2 Months	≥30 and <60 Days	0	0.00%	370,507	0.03%	2,442,092	0.06%	5,096,243	0.08%	7,380,729	0.12%
2-3 Months	≥60 and <90 Days	0	0.00%	205,740	0.01%	685,037	0.02%	1,345,090	0.02%	2,828,828	0.04%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	202,386	0.01%	777,843	0.01%	1,311,624	0.02%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	400,166	0.01%	109,778	0.00%	85,945	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	197,786	0.01%	35,380	0.00%	522,124	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	68,143	0.00%	370,109	0.01%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	169,169	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	325,523	0.00%	208,937	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	399,455	0.01%	417,322	0.01%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	141,870	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	325,523	0.01%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	142,099	0.00%	0	0.00%	375,007	0.01%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	93,958	0.00%	0	0.00%
Total		757,025	100.00%	1,375,315,911	100.00%	3,813,449,174	100.00%	6,694,859,787	100.00%	6,089,964,543	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	3	100.00%	7,160	99.94%	18,227	99.89%	36,398	99.88%	33,853	99.81%
1-2 Months	≥30 and <60 Days	0	0.00%	2	0.03%	12	0.06%	27	0.08%	35	0.11%
2-3 Months	≥60 and <90 Days	0	0.00%	2	0.03%	3	0.01%	8	0.02%	12	0.04%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	1	0.01%	4	0.01%	6	0.02%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	2	0.01%	2	0.01%	1	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	1	0.01%	1	0.00%	7	0.02%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	1	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	1	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	1	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	1	0.01%	0	0.00%	1	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	0	0.00%
Total		3	100.00%	7,164	100.00%	18,247	100.00%	36,445	100.00%	33,920	100.00%

Loss Information
As at Date	31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%	0	0.00%	2	0.01%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%	0	0.00%	77,751	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%	0	0.00%	2	0.01%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%	0	0.00%	77,751	0.00%

2012 Vintage

Pool Performance – 2012 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%
Current	<30 Days	1,380,887	100.00%	2,061,580,772	99.94%	6,801,380,733	99.91%	6,128,948,050	99.85%
1-2 Months	≥30 and <60 Days	0	0.00%	962,554	0.05%	4,423,338	0.06%	4,781,048	0.08%
2-3 Months	≥60 and <90 Days	0	0.00%	258,914	0.01%	1,210,745	0.02%	2,240,746	0.04%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	626,568	0.01%	1,213,363	0.02%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%	581,906	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	252,619	0.00%	100,401	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	257,223	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	252,619	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Total		1,380,887	100.00%	2,062,802,240	100.00%	6,807,894,003	100.00%	6,138,375,356	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%
Current	<30 Days	14	100.00%	9,196	99.95%	35,261	99.92%	32,750	99.86%
1-2 Months	≥30 and <60 Days	0	0.00%	4	0.04%	22	0.06%	23	0.07%
2-3 Months	≥60 and <90 Days	0	0.00%	1	0.01%	4	0.01%	11	0.03%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	5	0.01%	7	0.02%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%	2	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	1	0.00%	1	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	3	0.01%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Total		14	100.00%	9,201	100.00%	35,293	100.00%	32,798	100.00%

Loss Information
As at Date	31-Jan-12		31-Jan-13		31-Jan-14		31-Jul-14
		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%	0	0.00%

2013 Vintage

Pool Performance – 2013 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-13		31-Jan-14		31-Jul-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%
Current	<30 Days	1,327,506	100.00%	3,284,950,594	99.92%	2,958,368,424	99.87%
1-2 Months	≥30 and <60 Days	0	0.00%	2,031,206	0.06%	2,764,824	0.09%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%	171,476	0.01%
3-4 Months	≥90 and <120 Days	0	0.00%	598,628	0.02%	715,242	0.02%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	90,858	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	291,581	0.01%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%
Total		1,327,506	100.00%	3,287,580,428	100.00%	2,962,402,405	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-13		31-Jan-14		31-Jul-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%
Current	<30 Days	7	100.00%	18,174	99.94%	16,928	99.86%
1-2 Months	≥30 and <60 Days	0	0.00%	10	0.05%	17	0.10%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%	1	0.01%
3-4 Months	≥90 and <120 Days	0	0.00%	2	0.01%	2	0.01%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	2	0.01%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	1	0.01%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%
Total		7	100.00%	18,186	100.00%	16,951	100.00%

Loss Information
As at Date	31-Jan-13		31-Jan-14		31-Jul-14
	#	%	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%

2014 Vintage

Pool Performance – 2014 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-14		31-Jul-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%
Current	<30 Days	1,742,044	100.00%	13,550,039	100.00%
1-2 Months	≥30 and <60 Days	0	0.00%	0	0.00%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%
Total		1,742,044	100.00%	13,550,039	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-14		31-Jul-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%
Current	<30 Days	10	100.00%	72	100.00%
1-2 Months	≥30 and <60 Days	0	0.00%	0	0.00%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%
Total		10	100.00%	72	100.00%

Loss Information
As at Date	31-Jan-14		31-Jul-14
	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%
Cumulative net loss amount ($)	0	0.00%	0	0.00%

Table of Contents

Prospectus Supplement

SUMMARY	S-2
ADDITIONAL RISK FACTORS	S-6
DESCRIPTION OF THE COVERED BONDS	S-7
DESCRIPTION OF THE COVERED BOND GUARANTEE	S-8
LOAN ORIGINATION AND LENDING CRITERIA	S-9
SWAP PROVIDERS	S-10
CANADIAN TAXATION	S-10
SUPPLEMENTAL PLAN OF DISTRIBUTION	S-11
NOTICE REGARDING OFFERS IN THE EEA	S-15
Annex A
COVERED BOND PORTFOLIO	S-17
Overall Pool Statistics	S-18
Overall Pool Performance	S-24
Annex B
HISTORICAL POOL DATA	S-26

Prospectus dated July 10, 2013

DOCUMENTS INCORPORATED BY REFERENCE	1
WHERE YOU CAN FIND MORE INFORMATION	2
FURTHER INFORMATION	2
CAUTION REGARDING FORWARD-LOOKING STATEMENTS	2
ABOUT THIS PROSPECTUS	3
GLOBAL COVERED BOND PROGRAMME	5
Programme Structure Overview	5
RISK FACTORS	14
ROYAL BANK OF CANADA	36
RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP	36
Ownership Structure of the Guarantor LP	37
Ownership Structure of the Managing GP	37
Ownership Structure of the Liquidation GP	37
PRESENTATION OF FINANCIAL INFORMATION	38
USE OF PROCEEDS	38
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES	38
CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS	39
DESCRIPTION OF THE COVERED BONDS	40
General	40
Asset Coverage Test, Valuation Calculation and Amortization Test	40
Terms and Conditions	41
TERMS AND CONDITIONS OF THE COVERED BONDS	43
DESCRIPTION OF THE CANADIAN REGULATED COVERED BOND REGIME	79
OWNERSHIP AND BOOK-ENTRY ISSUANCE	82
CASHFLOWS	86
COVERED BOND PORTFOLIO	95
LOAN ORIGINATION AND LENDING CRITERIA	96
THE SERVICER	99
SUMMARY OF PRINCIPAL DOCUMENTS	104
TAX CONSEQUENCES	151
UNITED STATES TAXATION	151
CANADIAN TAXATION	158
BENEFIT PLAN INVESTOR CONSIDERATIONS	160
PLAN OF DISTRIBUTION	162
Market-Making Resales By Affiliates	163
Conflicts of Interest	164
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
AGAINST THE BANK, OUR MANAGEMENT AND OTHERS	164
LEGALITY OF COVERED BONDS	164
EXPERTS	165
GLOSSARY	166

U.S.$[           ] Covered Bonds Due[         ]
unconditionally and irrevocably
guaranteed as to payments by
RBC Covered Bond Guarantor Limited
Partnership

Royal Bank of Canada

Covered Bonds

PROSPECTUS SUPPLEMENT

Programme Arranger
RBC Capital Markets

Joint Book-Running Managers
RBC Capital Markets	Citigroup	TD Securities
Co-Managers

September [●], 2014